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[SENTRY LOGO]


                        CUSTOMER ACCOUNT INFORMATION
                              CONFIDENTIAL DATA

The following questions are for the purpose of determining the suitability of this investment and are asked pursuant to rules established by the National Association of Securities Dealers, Inc.

Name of Contract Owner(s):____________________________________________________

Occupation:___________________________________________

Name of Employer:_____________________________________________________________

Address of Employer:__________________________________________________________

Telephone:_(___)_______________         _(___)______________


Investment Objective:
      [ ] Growth  [ ] Growth & Income  [ ] Income   [ ] Other______________
                                                                (Specify)
==============================================================================


Financial Status:

                            Annual
                     Household Income  Net Worth*  Life Insurance
  Below $25,000            [ ]            [ ]           [ ]
  $25,000-$50,000          [ ]            [ ]           [ ]
  $50,000-$100,000         [ ]            [ ]           [ ]
  $100,000-$250,000        [ ]            [ ]           [ ]
  Over $250,000            [ ]            [ ]           [ ]


*WISCONSIN RESIDENTS: Do not include value of home/furnishings/auto in net worth.

[ ] The Applicant Prefers to Withhold Information on Present Assets (other parts of form MUST still be completed)

==============================================================================


Is Contract Owner employed by or associated with an NASD firm: [ ] Yes  [ ] No

        If yes, name of NASD firm:____________________________________________

Other significant facts:______________________________________________________

Signatures:___________________________________________________________________

        Contract Owner(s):____________________________________________________

        Registered Representative:___________________________ Date:___________

Acceptance by Sentry:

        Registered Principal:________________________________ Date:___________



                        SENTRY EQUITY SERVICES, INC.
                          STEVENS POINT, WI   54481